UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2016

MEDITE CANCER DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-143570	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

4203 SW 34th St.
Orlando, FL	32811
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 29, 2016, the Board of Directors and Audit Committee of the Board of Directors of MEDITE Cancer Diagnostics, Inc. (the “Company”), in consultation with management, determined that our Consolidated Balance Sheet as of December 31, 2014 contained in our annual report on Form 10-K for the year ended December 31, 2014 and our quarterly reports on Form 10-Q for the second and third quarters of 2014 and the first, second and third quarters of 2015 should be restated due to an error in the calculation of the deferred income tax liabilities related to the temporary difference of intangible assets, specifically in-process research and development and trademarks acquired in the reverse merger transaction on April, 3, 2014.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, will be filed on or before April 14, 2016, to restate our financial statements for the year ended December 31, 2014 and quarters ended June 30, 2014, September 30, 2014, March 31, 2015, June 30, 2015 and September 30, 2015, because of changes in the presentation of the Consolidated Balance Sheets for the change in Goodwill and Deferred Tax Liabilities. This restatement had no impact on our Consolidated Statements of Operations and Comprehensive Income (Loss), Consolidated Statements of Cash Flows or Consolidated Statements of Stockholders’ Equity for the applicable periods.  This restatement led our management to conclude that an additional material weakness was present in our disclosure controls and procedures as of December 31, 2014.

The Board of Directors and Audit Committee of the Board of Directors of the Company has discussed the matters disclosed herein with WithumSmith+Brown, PC, its independent public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: March 30, 2016	By:	/s/ Michaela Ott
Michaela Ott
Chief Executive Officer